Exhibit 99.1
	Investor Contact:	Randy Atkinson
(954) 308-7639
randalatkinson@spherion.com

	Media Contact:	Lesly Baer
FOR IMMEDIATE RELEASE		(800) 422-3819
leslybaer@spherion.com

SPHERION ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS

     FORT LAUDERDALE, Fla., April 29, 2009 - Spherion Corporation (NYSE: SFN) today announced financial results for the first quarter ended March 29, 2009.

     Spherion President and Chief Executive Officer Roy Krause commented, "Over the last two quarters, unprecedented numbers of jobs lost in the economy resulted in significant reductions in customer demand. Despite this environment of lower demand and extreme pricing pressure we generated positive cash flow and reduced our debt by $8 million during the quarter. We continue to respond with strict attention to productivity metrics and simplification of our infrastructure to reduce selling, general & administrative (SG&A) expenses and maximize cash flow."

FINANCIAL HIGHLIGHTS

  First quarter 2009 revenues were $426 million, compared with $576 million last year.

  Loss from continuing operations in the first quarter was $6.5 million, or $0.12 per share, including $0.04 per share in restructuring and other costs, compared with earnings of $2.2 million, or $0.04 per share, in the prior year.

  Adjusted loss from continuing operations in first quarter 2009 was $4.1 million, or $0.08 per share, compared with adjusted earnings in the same prior year period of $2.8 million, or $0.05 per share. Adjusted (loss) earnings from continuing operations exclude restructuring and other charges.

  Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) in the first quarter were $0.6 million compared with $13.7 million in the first quarter last year.

  Net debt was $24.0 million at the end of the first quarter, compared with net debt of $31.7 million at the end of 2008. The Company had unused availability on its credit facilities of approximately $55.5 million at the end of the quarter.

     Krause continued, "As we exited March and entered April our total company temporary staffing revenue per day trends appeared to be stabilizing, particularly within the Professional Services segment which now represents over 40% of our total revenues. Based upon cost reduction actions taken and with stabilizing trends, we can continue to pay down debt and are better positioned to achieve our 2% EBITDA margin goals for the remaining quarters in 2009."

OPERATING PERFORMANCE

     Within Professional Services, first quarter revenues were down 28.5%. Gross profit margins in first quarter 2009 were 26.6% compared with 29.7% in the same prior year period, primarily reflecting the change in mix resulting from a 62.7% decline in permanent placement revenue. Permanent placement revenue made up 2.8% of total Professional Services revenue in the first quarter compared with 5.4% in first quarter 2008. Revenue de-leveraging caused SG&A expenses to increase to 25.1% of revenue in first quarter 2009 compared with 24.3% of revenue in the first quarter last year despite a 26.0% reduction in SG&A . Segment operating profit was $2.7 million or 1.5% of revenue compared with $13.8 million last year or 5.4% of revenue.

     Within Staffing Services, year over year revenues in the quarter were down 24.3% . Gross profit margins were 14.2% in first quarter 2009 compared with 16.3% in first quarter 2008, primarily reflecting pay bill spread contraction and lower permanent placement revenue mix. SG&A expenses as a percentage of revenues were 15.9% in first quarter 2009 compared with 16.7% in the same prior year period reflecting a 28.1% reduction in SG&A. Segment operating profit was a loss of $4.1 million or (1.7%) of revenue compared with a loss of $1.4 million or (0.4%) in first quarter 2008.

OTHER ITEMS

     The Company recorded restructuring and other charges during the quarter in conjunction with its ongoing plans to adjust operating expenses to anticipated gross profit levels. The $3.8 million charge ($2.3 million after tax, or $0.04 per share) was associated with actions undertaken to reduce operating expenses, and with these reductions the Company's 2009 SG&A run rate is now positioned to be approximately $105 million, or about 23%, below 2008's total SG&A of $450 million. The Company continues to adjust operating expenses based upon customer demand and may incur further restructuring and other charges in 2009.

     The Company realigned its operating segments during first quarter 2009. The Recruitment Process Outsourcing and Todays Office Professionals businesses are now reported in Professional Services rather than within Staffing Services. Internal organizational and business strategy changes precipitated these movements. Historical operating segment results reflecting these changes have been posted on the Company's website for the quarters of 2008 and 2007. This information can be accessed in the Investor Relations section of the Spherion website at www.spherion.com.

OUTLOOK

     The continuing economic volatility makes it difficult to predict with any certainty the amount of demand that will be seen in the market, and therefore management has elected not to provide revenue and earnings guidance for second quarter 2009. The Company believes that a combination of existing cash balances, operating cash flows and existing revolving lines of credit, taken together, provide adequate resources to fund ongoing operations.

ABOUT SPHERION

     Spherion Corporation (NYSE:SFN) is a leading recruiting and staffing company that provides integrated solutions and breakout specialties to meet the evolving needs of companies and job candidates. As an industry pioneer for more than 60 years, Spherion has sourced, screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs.

     With approximately 630 locations in the United States and Canada, Spherion delivers innovative workforce solutions that improve business performance. Spherion provides its services to approximately 10,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. Employing more than 215,000 people annually through its network, Spherion is one of North America's largest employers. Spherion operates under the following brands: Spherion Staffing Services Group for administrative, clerical and light industrial workers; Technisource for technology professionals and solutions; The Mergis Group for accounting and finance and other professional positions; Todays Office Professionals for specialty administrative personnel; and Spherion Recruitment Process Outsourcing. To learn more, visit www.spherion.com

     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition - our business operates in highly competitive markets with low barriers to entry; Economic conditions - any significant economic downturn could result in lower revenues or a significant reduction in demand from our customers may result in a material impact on the results of our operations; Customers - a loss of customers may result in a material impact on our results of operations; Debt and debt compliance - market conditions and failure to meet certain requirements could impact our availability to borrow under our revolving lines of credit and the cost of our borrowings; Corporate strategy - we may not achieve the intended effects of our business strategy; Termination provisions - certain contracts contain termination provisions and pricing risks; Failure to perform - our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Acquisitions - managing or integrating past and future acquisitions may strain our resources; Business interruptions - natural disasters or failures with hardware, software or utilities could adversely affect our ability to complete normal business processes; Tax filings - regulatory challenges to our tax filing positions could result in additional taxes; Personnel - our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Litigation - we may be exposed to employment - related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Government Regulation - government regulation may significantly increase our costs; International operations - we are subject to business risks associated with our operations in Canada, which could make those operations significantly more costly; and Common stock - the price of our common stock may fluctuate significantly, which may result in losses for our investors, and further decreases in the Company's common stock price and market capitalization may impact our ability to comply with the NYSE continued listing standards. These and additional factors discussed in this release and in Spherion's filings with the Securities and Exchange Commission could cause the Company's actual results to differ materially from any projections contained in this release .

     Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Adjusted earnings from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges. Items excluded from the calculation of adjusted earnings from continuing operations include restructuring and other charges related to and other cost reduction initiatives. Adjusted EBITDA from continuing operations is a non-GAAP financial measure which excludes interest, restructuring and other charges, taxes, depreciation and amortization from earnings from continuing operations. Adjusted earnings and adjusted EBITDA from continuing operations are key measures used by management to evaluate its operations. Adjusted earnings and adjusted EBITDA from continuing operations should not be considered measures of financial performance in isolation or as an alternative to revenue growth or earnings from continuing operations or net earnings (loss) as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies, and therefore this measure has material limitations. Items excluded from adjusted (loss) earnings from continuing operations are significant components in understanding and assessing financial performance.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 29,	March 30,
	2009	2008
Revenues(1)	$425,922	$576,463
Cost of services	342,821	448,295
Gross profit(2)	83,101	128,168
Selling, general and administrative expenses	87,631	119,903
Amortization of intangibles	1,630	2,044
Interest expense	758	1,749
Interest income	(53)	(179)
Restructuring and other charges	3,799	996
	93,765	124,513

(Loss) earnings from continuing operations before income taxes	(10,664)	3,655
Income tax benefit (expense)	4,211	(1,462)

(Loss) earnings from continuing operations	(6,453)	2,193
Loss from discontinued operations, net of tax	(283)	(911)
Net (loss) earnings	$(6,736)	$1,282

(Loss) earnings per share, Basic and Diluted:
(Loss) earnings from continuing operations	$(0.12)	$0.04
Loss from discontinued operations	(0.01)	(0.02)
	$(0.13)	$0.02

Weighted-average shares used in computation of (loss) earnings per share:
Basic	52,294	55,740
Diluted	52,294	56,303

(1) Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2) Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share data)

	March 29,	December 28,
Assets	2009	2008
Current Assets:
Cash and cash equivalents	$7,234	$7,601
Receivables, less allowance for doubtful accounts of $2,322 and $2,978, respectively	245,942	269,203
Deferred tax asset	10,852	11,198
Other current assets	13,661	14,430
Total current assets	277,689	302,432
Property and equipment, net of accumulated depreciation of $127,240 and $128,323 respectively	62,403	67,269
Deferred tax asset	136,372	132,412
Goodwill, trade names and other intangibles, net	64,552	65,856
Other assets	14,973	16,412
	$555,989	$584,381

Liabilities and Stockholders' Equity
Current Liabilities:
Current portion of long-term debt and revolving lines of credit	$29,544	$37,699
Accounts payable and other accrued expenses	60,917	67,638
Accrued salaries, wages and payroll taxes	49,509	49,888
Accrued insurance reserves	18,810	20,145
Accrued income tax payable	512	1,236
Other current liabilities	11,200	13,234
Total current liabilities	170,492	189,840
Long-term debt, net of current portion	1,682	1,646
Accrued insurance reserves	17,342	16,912
Deferred compensation	10,658	12,404
Other long-term liabilities	6,302	7,391
Total liabilities	206,476	228,193
Stockholders' Equity:
Preferred stock, par value $0.01 per share; authorized, 2,500,000 shares;
none issued or outstanding	-	-
Common stock, par value $0.01 per share; authorized, 200,000,000;
issued 65,341,609 shares	653	653
Treasury stock, at cost, 14,780,114 and 13,860,739 shares, respectively	(108,467)	(106,500)
Additional paid-in capital	852,711	850,653
Accumulated deficit	(398,618)	(391,882)
Accumulated other comprehensive income	3,234	3,264
Total stockholders' equity	349,513	356,188
	$555,989	$584,381

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 29,	March 30,
	2009	2008
Adjusted (loss) earnings from continuing operations	$(4,139)	$2,800

Restructuring and other charges, net of tax benefit	(2,314)	(607)

(Loss) earnings from continuing operations	(6,453)	2,193

Loss from discontinued operations, net of tax	(283)	(911)

Net (loss) earnings	$(6,736)	$1,282

Per share-Diluted amounts :

Adjusted (loss) earnings from continuing operations	$(0.08)	$0.05

Restructuring and other charges, net of tax benefit	(0.04)	(0.01)

(Loss) earnings from continuing operations	(0.12)	0.04

Loss from discontinued operations, net of tax	(0.01)	(0.02)

Net (loss) earnings	$(0.13)	$0.02

Weighted-average shares used in computation of (loss) earnings per share	52,294	56,303

RECONCILIATION OF ADJUSTED EBITDA TO (LOSS) EARNINGS FROM CONTINUING OPERATIONS

	Three Months Ended
	March 29,	March 30,
	2009	2008
Adjusted EBITDA from continuing operations	$627	$13,660

Interest income	53	179

Restructuring and other charges	(3,799)	(996)

Interest expense	(758)	(1,749)

Depreciation and amortization (1)	(6,787)	(7,439)

(Loss) earnings from continuing operations before income taxes	(10,664)	3,655

Income tax benefit (expense)	4,211	(1,462)

(Loss) earnings from continuing operations	$(6,453)	$2,193

Adjusted EBITDA as a percentage of revenue	0.1%	2.4%

(1) Includes depreciation and amortization from continuing operations only.

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended
	March 29,	December 28,	March 30,
	2009	2008	2008
Revenues:
Professional Services	$181,772	$206,105	$254,068
Staffing Services	244,150	301,436	322,395
Segment revenue	$425,922	$507,541	$576,463

Gross profit:
Professional Services	$48,348	$55,935	$75,580
Staffing Services	34,753	49,166	52,588
Segment gross profit	$83,101	$105,101	$128,168

Segment SG&A:
Professional Services	$(45,674)	$(48,828)	$(61,749)
Staffing Services	(38,807)	(48,414)	(53,938)
Segment SG&A	$(84,481)	$(97,242)	$(115,687)

Segment operating (loss) profit:
Professional Services	$2,674	$7,107	$13,831
Staffing Services	(4,054)	752	(1,350)
Segment operating (loss) profit	(1,380)	7,859	12,481

Unallocated corporate costs	(3,150)	(4,183)	(4,216)
Goodwill and intangible asset impairment	-	(149,793)	-
Amortization of intangibles	(1,630)	(2,018)	(2,044)
Interest expense	(758)	(806)	(1,749)
Interest income	53	87	179
Restructuring and other charges	(3,799)	(9,487)	(996)

(Loss) earnings from continuing operations before income taxes	$(10,664)	$(158,341)	$3,655

MEMO:

Gross profit margin:
Professional Services	26.6%	27.1%	29.7%
Staffing Services	14.2%	16.3%	16.3%
Total Spherion	19.5%	20.7%	22.2%

Segment SG&A:
Professional Services	25.1%	23.7%	24.3%
Staffing Services	15.9%	16.1%	16.7%
Total Spherion	19.8%	19.2%	20.1%

Segment operating (loss) profit margin:
Professional Services	1.5%	3.4%	5.4%
Staffing Services	(1.7%)	0.2%	(0.4%)
Total Spherion	(0.3%)	1.5%	2.2%

Segment revenue per billing day:
Professional Services	$2,863	$3,324	$4,033
Staffing Services	$3,845	$4,862	$5,117
Total Spherion (1)	$6,707	$8,186	$9,150

Supplemental Cash Flow and Other Information:
Operating cash flow	$11,922	$35,477	$8,263
Capital expenditures	$828	$1,716	$2,607
Depreciation and amortization	$6,787	$7,303	$7,439
DSO	53	49	53
Billing Days	63.5	62.0	63.0
(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.

SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended
	March 29, 2009	December 28, 2008	March 30, 2008
Professional Services
Revenues by Skill:
Information Technology	$117,297	$130,057	$158,140
Finance & Accounting	22,431	23,385	28,828
Administration	22,431	28,659	31,932
Other	19,613	24,004	35,168
Segment Revenues	$181,772	$206,105	$254,068

Revenues by Service:
Temporary Staffing & Other	$176,661	$199,404	$240,370
Permanent Placement	5,111	6,701	13,698
Segment Revenues	$181,772	$206,105	$254,068

Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing & Other	24.5%	24.7%	25.7%
Permanent Placement	100.0%	100.0%	100.0%
Total Professional Services	26.6%	27.1%	29.7%

Revenues per billing day by Skill: (1)
Information Technology	$1,847	$2,098	$2,510
Finance & Accounting	$353	$377	$458
Administration	$353	$462	$507
Other	$309	$387	$558

Revenues per billing day by Service: (1)
Temporary Staffing & Other	$2,782	$3,216	$3,815
Permanent Placement	$80	$108	$217

Staffing Services
Revenues by Skill:
Clerical	$161,158	$184,267	$192,066
Light Industrial	82,992	117,169	130,329
Segment Revenues	$244,150	$301,436	$322,395

Revenues by Service:
Temporary Staffing & Other	$242,380	$299,122	$317,849
Permanent Placement	1,770	2,314	4,546
Segment Revenues	$244,150	$301,436	$322,395

Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing & Other	13.6%	15.7%	15.1%
Permanent Placement	100.0%	100.0%	100.0%
Total Staffing Services	14.2%	16.3%	16.3%

Revenues per billing day by Skill: (1)
Clerical	$2,538	$2,972	$3,049
Light Industrial	$1,307	$1,890	$2,069

Revenues per billing day by Service: (1)
Temporary Staffing & Other	$3,817	$4,825	$5,045
Permanent Placement	$28	$37	$72

(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.